SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2003

KOS PHARMACEUTICALS, INC

(Exact name of registrant as specified in its charter)

FLORIDA	000-22171	65-0670898

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1001 BRICKELL BAY DRIVE
25th FLOOR
MIAMI, FLORIDA 33131
(Address of principal executive offices)

305-577-3464
(Registrant’s telephone number, including area code)

Item 5. Other Events.

     Effective October 29, 2003, Kos Pharmaceuticals, Inc., entered into a Co-promotion Agreement with Takeda Pharmaceuticals North American, Inc. (the “Agreement”). A redacted copy of the Agreement is attached as an Exhibit to this report.

Item 7. Exhibits

(c)  The following exhibits are filed as part of this report:

Exhibit 2.1+	Co-promotion Agreement dated as of October 29, 2003 between Kos Pharmaceuticals, Inc. and Takeda Pharmaceuticals North America, Inc.

+	Certain confidential material contained in the document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOS PHARMACEUTICALS, INC

By: /s/ Adrian Adams

Name: Adrian Adams Title: President and Chief Executive Officer

Dated: November 3, 2003

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INDEX TO EXHIBITS

Exhibit Number	Description

2.1+	Co-promotion Agreement dated October 29, 2003 between Kos Pharmaceuticals, Inc. and Takeda Pharmaceuticals North America, Inc.

+	Certain confidential material contained in the document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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